Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT













May 14, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

The Board of Directors
HealthCare Capital Corp.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts".

Yours very truly,

SHIKAZE RALSTON

/s/ Shikaze Ralston

Ron D. Miller, C.A., C.B.V.
Partner